As filed with the Securities and Exchange Commission on April 27, 2000

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                             ------------------

                                 FORM S-8

                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933


                    PRAECIS PHARMACEUTICALS INCORPORATED
----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


              Delaware                                   04-3200305
----------------------------------------------------------------------------
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)


   One Hampshire Street, Cambridge, Massachusetts         02139-1572
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   (Address of Principal Executive Offices)               (Zip Code)


          PRAECIS PHARMACEUTICALS INCORPORATED SECOND AMENDED AND
                          RESTATED 1995 STOCK PLAN
                                    AND
                        EMPLOYEE STOCK PURCHASE PLAN
----------------------------------------------------------------------------
                          (Full title of the plan)


                          Malcolm L. Gefter, Ph.D.
                           Chairman of the Board,
                   Chief Executive Officer and President
                    PRAECIS PHARMACEUTICALS INCORPORATED
                            One Hampshire Street
                    Cambridge, Massachusetts 02139-1572
----------------------------------------------------------------------------
                  (Name and address of agent for service)

                               (617) 494-8400
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       (Telephone number, including area code, of agent for service)





                             CALCULATION OF REGISTRATION FEE
========================================================================================
  Title of                        Proposed Maximum    Proposed Maximum       Amount of
Securities to     Amount to be     Offering Price         Aggregate        Registration
be Registered      Registered        Per Share         Offering Price          Fee
----------------------------------------------------------------------------------------
Common stock,     1,258,088 (1)      $10.00 (2)      $12,580,880.00 (2)
par value $.01      560,500           $0.13 (3)          $72,865.00 (3)
per share         1,700,876           $0.27 (3)         $459,236.52 (3)
                     25,764           $0.40 (3)          $10,305.60 (3)
                      9,250           $1.33 (3)          $12,302.50 (3)
                    422,640           $1.60 (3)         $676,224.00 (3)
                    679,274           $3.71 (3)       $2,520,106.54 (3)
                  1,235,764           $4.00 (3)       $4,943,056.00 (3)
                    219,200           $4.76 (3)       $1,043,392.00 (3)
                  2,234,368           $6.38 (3)      $14,255,267.84 (3)
                    302,000           $7.00 (3)       $2,114,000.00 (3)
                    604,930          $14.50 (3)       $8,771,485.00 (3)
----------------------------------------------------------------------------------------
     Total        9,252,654 (4)                      $47,459,121.00        $12,530.00
========================================================================================

(1) Includes 1,098,088 shares issuable under the Second Amended and Restated 1995 Stock Plan and 160,000 shares issuable under the Employee Stock Purchase Plan.

(2) As set forth in Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the initial public offering price of $10.00 per share set forth in the Prospectus, dated April 26, 2000, relating to the Registrant's initial public offering of Common Stock.

(3) As set forth in Rule 457(h)(l) of the Securities Act, based on the price at which the options may be exercised.

    Of the 9,092,654 shares being registered hereunder for issuance under the Second Amended and Restated 1995 Stock Plan: (i) 560,500 shares are subject to presently outstanding options exercisable at $0.13 per share; (ii) 1,700,876 shares are subject to presently outstanding options exercisable at $0.27 per share; (iii) 25,764 shares are subject to presently outstanding options exercisable at $0.40 per share; (iv) 9,250 shares are subject to presently outstanding options exercisable at $1.33 per share; (v) 422,640 shares are subject to presently outstanding options exercisable at $1.60 per share; (vi) 679,274 shares are subject to presently outstanding options exercisable at $3.71 per share; (vii) 1,235,764 shares are subject to presently outstanding options exercisable at $4.00 per share; (viii) 219,200 shares are subject to presently outstanding options exercisable at $4.76 per share; (ix) 2,234,368 shares are subject to presently outstanding options exercisable at $6.38 per share; (x) 302,000 shares are subject to presently outstanding options exercisable at $7.00 per share; and
    (xi) 604,930 shares are subject to presently outstanding options exercisable at $14.50 per share. The remaining 1,098,088 shares are not subject to outstanding awards and are covered in footnote (1) above.

(4) The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the terms of the Second Amended and Restated 1995 Stock Plan and the Employee Stock Purchase Plan. Accordingly, pursuant to Rule 416 under the Securities Act, this Registration Statement covers, in addition to the number of shares of Common Stock shown in the table above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of the provisions of the Second Amended and Restated 1995 Stock Plan and the Employee Stock Purchase Plan governing such adjustments. In addition, pursuant to Instruction F to this Form S-8 and Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan referred to herein.



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

            There are incorporated herein by reference (i) the prospectus filed pursuant to Rule 424(b) of the Securities Act relating to the Registration Statement on Form S-1 (Registration No. 333-96351) of PRAECIS PHARMACEUTICALS INCORPORATED (the "Registrant"), containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed by the Registrant with the Securities and Exchange Commission, (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (i) above and (iii) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
            -------------------------

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

            The Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Amended and Restated By-Laws (the "Restated By-Laws") provide that the Registrant will indemnify its directors and officers to the fullest extent authorized or permitted by law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

            The Registrant's Restated Certificate further provides that no director will be personally liable for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted by law. Section 102 of the DGCL provides that officers and directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. This provision has no effect on any non-monetary remedies that may be available to the Registrant or its stockholders, nor does it relieve the Registrant of its officers or directors from compliance with federal or state securities laws.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

            The Restated By-Laws also permit the Registrant to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether the Restated By-Laws would otherwise permit indemnification for that liability. The Registrant has obtained directors' and officers' liability insurance which indemnifies directors and officers of the Registrant against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

            Under agreements with J.H. Whitney & Co. and affiliated entities, William Laverack, Jr., a director, is indemnified for certain liabilities which he may incur in his capacity as a director.

Item 7.     Exemption from Registration Claimed.
            -----------------------------------

            Not applicable.

Item 8.     Exhibits.
            --------

Exhibit
Number       Description
-------      -----------

  4.1*       Amended and Restated Certificate of Incorporation of the
             Registrant

  4.2*       Amended and Restated By-Laws of the Registrant

  4.3* Specimen Certificate representing shares of Common Stock of the Registrant

  5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

  23.1       Consent of Ernst and Young LLP

  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

  24 Power of Attorney (included on the signature page of this Registration Statement)

  99.1*      Second Amended and Restated 1995 Stock Plan

  99.2*      Employee Stock Purchase Plan
--------------

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-96351).


Item 9.     Undertakings.
            ------------

            The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration State ment. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribu tion not previously disclosed in the Registration Statement or any materi al change to such information set forth in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration State ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on April 27, 2000.


                                     PRAECIS PHARMACEUTICALS INCORPORATED


                                     By  /s/ Kevin F. McLaughlin
                                       ------------------------------------
                                       Kevin F. McLaughlin
                                       Chief Financial Officer, Senior Vice
                                       President, Treasurer and Secretary



                             POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Malcolm L. Gefter, Ph.D., Chairman of the Board, Chief Executive Officer and President, and Kevin F. McLaughlin, Chief Financial Officer, Senior Vice President, Treasurer and Secretary, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              ---------------

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2000.

       Signature                                  Title


/s/ Malcolm L. Gefter, Ph.D.         Chairman of the Board, Chief Executive
--------------------------------     Officer and President
Malcolm L. Gefter, Ph.D.             (Principal Executive Officer)


/s/ Kevin F. McLaughlin              Chief Financial Officer, Senior Vice
--------------------------------     President, Treasurer and Secretary
Kevin F. McLaughlin                  (Principal Financial and Accounting
                                     Officer)


/s/ G. Leonard Baker, Jr.            Director
--------------------------------
G. Leonard Baker, Jr.


/s/ William Laverack, Jr.            Director
--------------------------------
William Laverack, Jr.


/s/ Henry F. McCance                 Director
--------------------------------
Henry F. McCance


/s/ David B. Sharrock                Director
--------------------------------
David B. Sharrock


/s/ Damion E. Wicker, M.D.           Director
--------------------------------
Damion E. Wicker, M.D.


/s/ Albert L. Zesiger                Director
--------------------------------
Albert L. Zesiger




                               EXHIBIT INDEX

                    PRAECIS PHARMACEUTICALS INCORPORATED


Exhibit
Number       Description
-------      -----------

  4.1*       Amended and Restated Certificate of Incorporation of the
             Registrant

  4.2*       Amended and Restated By-Laws of the Registrant

  4.3* Specimen Certificate representing shares of Common Stock of the Registrant

  5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

  23.1       Consent of Ernst and Young LLP

  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

  24 Power of Attorney (included on the signature page of this Registration Statement)

  99.1*      Second Amended and Restated 1995 Stock Plan

  99.2*      Employee Stock Purchase Plan
--------------

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-96351).